UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2014
ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Four Corporate Drive Lake Zurich, IL 60047		60047
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (847) 541-9500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Section 5 - Corporate Governance and Management
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors Not Standing for Reelection

On March 4, 2014, ACCO Brands Corporation (the “Company”) directors G. Thomas Hargrove and Norman H. Wesley, each a director since 2005, delivered letters to the Company’s Board of Directors of their respective intent not to stand for election at the Company’s 2014 annual meeting of the stockholders (“2014 Annual Meeting”). Messrs. Hargrove and Wesley each stated that their decision to not stand for reelection was not because of a disagreement with the Company on any matter relating to its operations, policies or practices. Messrs. Hargrove and Wesley will serve until their terms end at the 2014 Annual Meeting to be held on May 13, 2014.

Appointment of New Director

Effective March 18, 2014, the Company’s Board of Directors appointed Pradeep Jotwani as a director of the Company. Mr. Jotwani is expected to serve until the 2014 Annual Meeting, or until his successor is duly elected and qualified, and is expected to be nominated for election by the Company’s stockholders at the 2014 Annual Meeting. There are no arrangements or understandings between Mr. Jotwani and any other person pursuant to which he was appointed as a director to the Company.

Mr. Jotwani is a Senior Vice President at Hewlett-Packard Company, where he has worked since 1982, except for the period between 2007 and 2012. From 2010 until 2012 he served as Senior Vice President at Eastman Kodak Company. Mr. Jotwani served on the board of RealNetworks from 2007 to 2010 and from 2009 until 2010 he served on the boards of Westinghouse Solar and two private firms and worked as an operating executive at Vector Capital, a private equity firm.

There are no family relationships between Mr. Jotwani and any of the Company’s officers or directors, and Mr. Jotwani does not have an interest in any related party transactions required to be reported under Item 404(a) of Regulation S-K. The Board of Directors has determined that Mr. Jotwani is independent under the requirements of the New York Stock Exchange, the Company’s Corporate Governance Principles and the applicable rules promulgated by the Securities and Exchange Commission. Mr. Jotwani will receive the same compensation paid to other non-employee directors of the Company. As of his appointment to the Board of Directors, Mr. Jotwani did not beneficially own any common stock of the Company.

Certain 2014 Compensation Actions

On March 4, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved various actions with respect to the compensation of executive officers who were “named executive officers” for purposes of the Company’s 2013 proxy statement, other than with respect to Boris Elisman, the Company’s President and Chief Executive Officer, and Robert J. Keller, the Company’s Executive Chairman, whose compensation was approved by the full Board of Directors. The actions with respect to awards under the annual incentive plan and long-term incentive awards are further discussed below.

2013 Annual Incentive Plan. Based on the level of achievement against the goals that had been established under the Company’s 2013 annual incentive plan (the “2013 AIP”), awards of $101,183 for Mr. Elisman, $98,230 for Mr. Keller, $46,417 for Neal V. Fenwick, the Company’s Executive Vice President and Chief Financial Officer, $90,052 for Neil McLachlan, the Company’s Executive Vice President and President, International, and $68,726 for Christopher Franey, the Company’s Executive Vice President and President, Computer Products Group, were approved.

2014 Annual Incentive Plan. For 2014, awards and performance measures under the Company’s 2014 annual incentive plan (the “2014 AIP”) were approved pursuant to which executive officers will be eligible to earn cash awards upon the achievement of a threshold level of adjusted operating income and attainment of performance goals based on certain operating income, net sales and working capital efficiency targets. A target bonus of 110% of base salary was set for Mr. Elisman and a target bonus of 65% of base salary was kept for the other named executive officers (other than Mr. Keller). Subject to achievement of a threshold level of adjusted operating income, each named executive officer will have the opportunity to earn up to 150% of target bonus if, and depending upon the extent to which, the Company exceeds the target level for the applicable performance metrics. Mr. Keller will not be eligible for a 2014 AIP award.

2014 Long-term Incentive Awards and Establishment of PSU Performance Measures. The Committee (and the Board with respect to Mr. Elisman) approved the grant of long-term incentive awards to all of the named executive officers (other than Mr. Keller) comprised of 50% performance share units ("PSUs"), 25% restricted stock units ("RSUs") and 25% non-qualified stock options ("NQSOs"). The total value of the long-term incentive awards for each of Messrs. Fenwick, Franey, and McLachlan was set at $550,000, $300,000, and $500,000, respectively. The Board approved a long-term incentive grant value of $2,000,000 for Mr. Elisman. No long term incentive awards were granted to Mr. Keller.

The PSUs granted to the named executive officers cover a three-year (2014-2016) performance period. Participants will have an opportunity to earn from 50% to 150% of the value of the PSUs based upon the level of achievement within a range of threshold to maximum performance targets.  The award opportunity for the three-year 2014-2016 PSU cycle, as well as the award opportunity for the remaining one-year performance period of the previously granted awards for the 2012-2014 PSU cycle, will be based on the achievement of cash flow goals.

Salary. The Board approved a salary of $350,000 for Mr. Keller, representing a 30% decrease from 2013 and a salary of $735,000 for Mr. Elisman, representing a 5% increase over 2013. Base salaries for Messrs. Fenwick, Franey, and McLachlan were increased less than 5% as compared to the prior year. The salary increases are effective June 30, 2014.

Revisions of Award Agreements. The Committee approved revisions to the forms of PSU award agreement, NQSO award agreement and RSU award agreement to, among other things, modify the vesting trigger upon a change of control (a “single trigger”) to vesting upon a change of control with a termination event (a “double trigger”). Forms of the revised PSU award agreement, NQSO award agreement and RSU award agreement are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

(d)	Exhibits

10.1    Form of Performance Stock Unit Award Agreement under the 2011 Amended and Restated Incentive Plan
10.2    Form of Nonqualified Stock Option Agreement under the 2011 Amended and Restated Incentive Plan
10.3    Form of Restricted Stock Unit Award Agreement under the 2011 Amended and Restated Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO Brands Corporation (Registrant)
Date:	March 10, 2014	By:	/s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Executive Vice President
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number        Description of Exhibit

10.1	Form of Performance Stock Unit Award Agreement under the 2011 Amended and Restated Incentive Plan.

10.2	Form of Nonqualified Stock Option Agreement under the 2011 Amended and Restated Incentive Plan.

10.3	Form of Restricted Stock Unit Award Agreement under the 2011 Amended and Restated Incentive Plan.